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                                                                          Page 1

Chase Manhattan Auto Grantor Trust 1996-B
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

                                                                  Statement to Certificateholders
                                                                  November 15 2000
        DISTRIBUTION IN DOLLARS
             ORIGINAL           PRIOR                                                                                  CURRENT
             FACE               PRINCIPAL                                                       REALIZED    DEFERRED   PRINCIPAL
 CLASS       VALUE              BALANCE          PRINCIPAL        INTEREST       TOTAL            LOSES     INTEREST   BALANCE
A            1,478,422,107.71   73,990,656.52     9,911,917.97    407,565.20     10,319,483.17     0.00       0.00     64,078,738.55
B               45,725,000.00    2,288,401.07       306,558.22     12,891.33        319,449.55     0.00       0.00      1,981,842.85
TOTALS       1,524,147,107.71   76,279,057.59    10,218,476.19    420,456.53     10,638,932.72     0.00       0.00     66,060,581.40
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

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                             PASS-THROUGH RATES
             PRIOR                                                                    CURRENT                              CURRENT
             PRINCIPAL                                                                PRINCIPAL           CLASS            PASS THRU
 CLASS       FACTOR             PRINCIPAL       INTEREST             TOTAL            FACTOR                               RATE
A            50.04704417        6.70438971      0.27567580           6.98006551       43.34265445         A                6.610000%
B            50.04704363        6.70438972      0.28193177           6.98632149       43.34265391         B                6.760000%
TOTALS       50.04704415        6.70438971      0.27586348           6.98025320       43.34265444

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IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
ADMINISTRATOR LISTED BELOW:
Kimberly  Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


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                                                                          Page 2
Chase Manhattan Auto Grantor Trust 1996-B
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

                                                                      November 15 2000
                                                              STATEMENT TO CERTIFICATEHOLDERS

                                                                                   Due Period                                50
                                                                                   Due Period Beg Date                 10/01/00
                                                                                   Due Period End Date                 10/31/00
                                                                                   Determination Date                  11/10/00

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                        Class A Interest                                                                   0.00
                                        Class B Interest                                                                   0.00
                                        Class A Principal                                                                  0.00
                                        Class B Principal                                                                  0.00
                                        TOTAL                                                                              0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                                        By Seller                                                                          0.00
                                        By Servicer                                                                  146,142.40
                                        TOTAL                                                                        146,142.40
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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                                                                         Page 3
Chase Manhattan Auto Grantor Trust 1996-B
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

                                                                                   November 15 2000
Section 5.8(xi)  Advance Summary for Collection Period
                                        Unreimbursed Advances for Previous Period                                  3,938,289.65
                                        Unreimbursed Advances for Period                                           3,916,047.43
                                        Change From Previous Periods                                                 -22,242.22

                                        Reimbursed advance from collections                                          106,798.59
                                        Reimbursed advance from liquidation proceeds                                   6,870.38
                                        Reimbursed advance from reserve account withdrawals                                0.00
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                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION